Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” in Amendment No. 1 to Registration Statement (Form S-3 No. 333-81720) and Amendment No. 1 to Registration Statement (Form S-3 No. 333-68136) and the related Prospectuses of Kerr-McGee Corporation and to the incorporation by reference therein of our report dated March 3, 2004, with respect to the consolidated financial statements and schedule of Kerr-McGee Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

                                                                                                                                                /s/ Ernst & Young LLP

Oklahoma City, Oklahoma

June 21, 2004